Exhibit 23.1

Ernst & Young LLP Calgary City Centre 2200 - 215 2nd Street SW Calgary, AB T2P 1M4	Tel: +1 403 290 4100 Fax: +1 403 290 4265 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-170234 on Form F-3D of Rogers Communications Inc. of our report dated November 28, 2022, relating to the consolidated financial statements of Shaw Communications as of and for the years ended August 31, 2022 and 2021 appearing in the Business Acquisition Report included as an exhibit to this Form 6-K.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Calgary, Canada

June 7, 2023

1